KeyCorp First Quarter 2023 Earnings Review April 20, 2023 Chris Gorman Chairman and Chief Executive Officer Clark Khayat Executive Vice President and Chief Financial Officer

Forward-looking Statements and Additional Information This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity” and “cash efficiency ratio.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 89 of our Form 10-K dated December 31, 2022. GAAP: Generally Accepted Accounting Principles 2

Well Positioned for Dynamic Market Conditions Positioned to deliver sound, profitable growth ✓ Durable, relationship-based business model provides stability and positions Key to perform through the cycle ✓ Diverse core deposit base driven by a sustained focus on primacy ✓ Strong liquidity position - capacity exceeds the level of uninsured deposits ✓ Disciplined capital management with earnings and near-term maturities adding to accretion ✓ Improved risk profile driving strong credit performance ✓ Differentiated franchise with long-term earnings power and balance sheet tailwinds 3

4 ▪ EPS of $.30 per diluted common share ‒ Includes $64MM(1) of charges related to expense actions ‒ Includes $94MM(1) related to reserve build ▪ Grew and expanded relationships ‒ Supported clients on and off-balance sheet ‒ Market disruption providing opportunity for client acquisition ▪ Positioned balance sheet for rate environment ‒ Managed downside risk and maintained significant upside potential ‒ Took action to realize benefit from higher rates ▪ Strong liquidity and funding position ‒ Diverse core deposit base, focused on primary relationships ‒ Liquidity capacity exceeds the level of uninsured deposits ▪ Robust capital and credit profile ‒ NCOs to average loans of 15 bps ‒ CET1 - 9.1%(2) Results 2023 Outlook and Updates ▪ Supporting relationship clients through dynamic market conditions ‒ Offering on and off-balance sheet solutions ▪ Opportunistically locking in future benefit ‒ Maintaining significant upside while managing downside risk ▪ Maintaining strong credit quality ‒ Positioned to outperform through the cycle ‒ Limited exposure to office and lodging 1Q23 Highlights ▪ Key Wealth Management ‒ Focusing on growth of mass affluent retail relationships ▪ Laurel Road ‒ Expanding to hospital systems in 2023 ▪ Relationship Manager Productivity ‒ Building tools to enhance RM efficiency and improve profitability Strategic Highlights (1) Pre-tax (2) 3/31/2023 ratios are estimated and reflect Key's election to adopt the CECL optional transition provision

Financial Review

EOP = End of Period; (1) Non-GAAP measure: see appendix for reconciliation; (2) 3/31/2023 ratios are estimated and reflect Key's election to adopt the CECL optional transition provision 6 EPS – assuming dilution $.30 $ .38 $ .45 (21.1) % (33.3) % Cash efficiency ratio(1) 68.0% 60.3% 62.4% 770 bps 560 bps Return on average tangible common equity(1) 13.2 18.1 14.1 (490) (90) Return on average total assets .66 .83 .99 (17) (33) Net interest margin 2.47 2.73 2.46 (26) 1 Common Equity Tier 1(2) 9.1% 9.1% 9.4% - bps (30) bps Tier 1 risk-based capital(2) 10.6 10.6 10.7 - (10) Tangible common equity to tangible assets(1) 4.6 4.4 6.0 20 (140) NCOs to average loans .15% .14% .13% 1 bps 2 bps NPLs to EOP portfolio loans .35 .32 .41 3 (6) Allowance for credit losses to EOP loans 1.38 1.31 1.19 7 19 Profitability Capital Asset Quality 1Q23 4Q22 1Q22 LQ Δ Y/Y Δ Continuing operations, unless otherwise noted Financial Highlights

Total Average Loans Highlights 7 $72.1 $75.0 $78.4 $81.0 $83.1 $31.6 $34.1 $36.1 $36.7 $36.8 3.28% 3.41% 3.97% 4.57% 5.01% 1.00% 1Q22 2Q22 3Q22 4Q22 1Q23 Loan Yield Consumer Commercial $ in billions ▪ Average loans up 16% from 1Q22 − Growth in C&I and commercial mortgage real estate loans − Growth in consumer mortgage loans ▪ Average loans up 2% from 4Q22 − Growth in C&I loans vs. Prior Year vs. Prior Quarter $103.8 $109.1 $114.4 $117.7 $119.8 Loans Growth driven by relationship-based strategy across commercial and consumer

(1) Cumulative beta indexed to 4Q21 8 $ in billions CDs and other time deposits Savings Noninterest-bearing Demand and MMDA $ in billions 1Q23 Average Deposit Mix 60% 27% 8% 5% Average Consumer Average Commercial $150.2 $143.4 $143.4 Total deposit cost (bp) $147.5 $144.2 $145.7 Deposits Balances remained stable, with continuing mix shift Deposits Highlights ▪ Average deposits down 5% from 1Q22 − Decline in retail balances (-$7.0Bn), reflecting inflation-related spend, normalization, and changing client behavior − Commercial balances, which included $6Bn of brokered deposits in Q1, remained relatively flat ▪ Average deposit balances down 2% from 4Q22 − Decline in retail balances (-$2.7Bn), reflecting a decrease in inflation-related spend, normalization, and changing client behavior − Commercial balances, which included $6Bn of brokered deposits in Q1, remained relatively flat vs. Prior Year vs. Prior Quarter Period-End Consumer Period-End Commercial $144.1 ▪ Cumulative total interest-bearing deposit beta: 29%(1) ▪ Expecting cumulative beta to peak in the low 40s $91.5 $91.3 $90.0 $87.2 $84.5 $83.9 $58.7 $56.2 $54.2 $58.4 $58.9 $60.2 4 6 16 51 99 1Q22 2Q22 3Q22 4Q22 1Q23

73% 85% 84% 1Q22 4Q22 1Q23 9 $ in billions, as of 3/31/2023 ▪ 54% of deposits are from consumers, wealth clients, and small businesses ▪ 78% from markets where Key maintains top-5 deposit share ▪ $8Bn of deposits are from low-cost, stable escrow balances ▪ $13.7Bn of uninsured deposits are collateralized by government-backed securities ▪ 81% of commercial segment deposit balances are from core operating accounts 1Q23 Mix by Insurance Coverage 59% 32% 5% Deposits: A Diverse Core Base Key’s deposit base is made up of over three and a half million retail, small business, private banking, and commercial clients, with two thirds of balances covered by FDIC insurance or collateralized 1Q23 Mix by Client Highlights 41% 28% 13% 11% 7% Middle Market Business Banking Retail Large Corporate Public Sector Uninsured and Uncollateralized Insured Collateralized 56%34% 10% $144.1 $ in billions 66% of balances insured or collateralized 54% of balances from retail and business banking clients Loan-to-Deposit Ratio(2) (1) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries (2) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (1)

Net Interest Income and Margin

Linked quarter benefit of higher interest rates and earning assets offset by interest-bearing deposit costs and funding mix shift

Net Interest Income & Net Interest Margin Trend (TE)


$ in millions, continuing operations
$1,020
$1,140
$1,203
$1,227
$1,106
2.46%
2.61%
2.74%
2.73%
2.47%
1Q22
2Q22
3Q22
4Q22
1Q23
Net Interest Income (TE)
Net Interest Margin (TE)

Net Interest Margin Walk (TE)[1] and Illustrative Gain


2.73%
.18%
(.22)%
(.21)%
2.47%
.72%
3.19%
4Q22
Higher rates & earning asset growth
IB deposit costs
Funding mix & liquidity
1Q23
Ex: Treasuries & swaps
1Q23 Ex. Treasuries & swaps

TE = Taxable equivalent
(1) Table may not foot due to rounding

Highlights

vs. Prior Year

- Net interest income up $86MM (+8%), net interest margin increased 1 basis point from 1Q22
  - Reflects benefits from higher earning asset balances and higher interest rates
  - Partially offset by higher interest-bearing deposit costs and a shift in funding mix

vs. Prior Quarter

- Net interest income down $121MM (-10%), net interest margin decreased 26 basis points from 4Q22
  - Reflects higher interest-bearing deposit costs, a change in funding mix, and two fewer days in the quarter
  - Partially offset by the benefit of higher interest rates and earning asset balances

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11 Expecting significant benefit from swap and Treasury maturities Net Interest Income Opportunities Illustrative, $ in millions NII Pickup from Short-dated Maturities(1) $10 $34 $56 $76 $85 $97 $109 $6 $11 $17 $29 $50 $71 $28 $41 $66 $92 $114 $147 $180 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 ~$720MM annualized NII benefit by 1Q25 ~$1Bn annualized NII benefit by 1Q25 - assuming “higher for longer” (1) Assumes the forward curve and maturities to occur on the last day of each quarter Treasuries Swaps

Noninterest Income

Growth from trust and investment services income offset by lower deposit service charges, investment banking and debt placement as expected

Noninterest Income

$ in millions - up / (down)	1Q23	vs. 1Q22	vs. 4Q22
Trust and investment services income	$ 128	$ (8)	$ 2
Investment banking and debt placement fees	145	(18)	(27)
Cards and payments income	81	1	(4)
Service charges on deposit accounts	67	(24)	(4)
Corporate services income	76	(15)	(13)
Commercial mortgage servicing fees	46	10	4
Corporate-owned life insurance	29	(2)	(4)
Consumer mortgage income	11	(10)	2
Operating lease income and other leasing gains	25	(7)	(1)
Other income	-	5	(20)
Total noninterest income	$ 608	$ (68)	$ (63)

Highlights

vs. Prior Year

- Noninterest income down $68MM (-10%) from 1Q22
  - Lower service charges on deposit accounts (-$24MM) driven by new client friendly fee structure for NSF/OD fees and lower account analysis fees due to the interest rate environment
  - Lower investment banking and debt placement fees (-$18MM) reflecting lower syndication fees, partly offset by an increase in advisory fees
  - Corporate services income declined (-$15MM) primarily due to lower loan fees and a market-related adjustment in the prior period

vs. Prior Quarter

- Noninterest income down $63MM (-9%) from 4Q22
  - Lower investment banking and debt placement fees (-$27MM) reflecting lower advisory and syndication fees
  - Other income declined (-$20MM) driven by market-related valuation adjustments and a Visa litigation adjustment
  - Lower corporate services income (-$13MM) reflecting lower derivatives volume

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Noninterest Expense

Completed actions this quarter which represented $200MM in annualized benefit to allow for investment while keeping costs stable

Noninterest Expense

$ in millions - favorable / (unfavorable)	1Q23	vs. 1Q22	vs. 4Q22
Personnel	$ 701	$ (71)	$ (27)
Net occupancy	70	3	2
Computer processing	92	(15)	(10)
Business services and professional fees	45	8	15
Equipment	22	1	(2)
Operating lease expense	20	8	2
Marketing	21	7	10
Other expense	205	(47)	(10)
Total noninterest expense	$ 1,176	$(106)	$ (20)

Highlights

vs. Prior Year

- Noninterest expense up $106MM (+10%) from 1Q22
  - Higher personnel expense (+$71MM) reflecting $36MM of severance and other costs related to efficiency actions, and higher salaries and headcount growth
  - Higher other expense (+$47MM) reflecting $28MM of other costs related to efficiency actions and an increase in the base FDIC assessment rate of $9MM

vs. Prior Quarter

- Noninterest expense up $20MM (+2%) from 4Q22
  - Higher personnel expense (+$27MM) reflecting $36MM of severance and other costs related to efficiency actions, partly offset by lower incentive compensation
  - Higher other expense (+$10MM) reflecting $28MM of other costs related to efficiency actions and an increase in the base FDIC assessment rate of $9MM, partly offset by the timing of a charitable contribution in the prior period

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$1,271 $1,272 $1,338 $1,562 $1,656 290% 297% 343% 404% 398% 1Q22 2Q22 3Q22 4Q22 1Q23 Allowance for credit losses to NPLsAllowance for credit losses 1Q23 allowance for credit losses to period-end loans of 1.38%$ in millions NCO = Net charge-off NPL = Nonperforming Loans 14 Criticized Outstandings(1) to Period-end Total Loans $33 $44 $43 $41 $45 $83 $45 $109 $265 $1390.13% 0.16% 0.15% 0.14% 0.15% 1Q22 2Q22 3Q22 4Q22 1Q23 $ in millions NCOs Provision for credit losses NCOs to avg. loans Allowance for Credit Losses (ACL) 2.5% 2.3% 2.5% 2.5% 2.8% 1Q22 2Q22 3Q22 4Q22 1Q23 Continuing Operations Disciplined underwriting with net charge-offs remaining near historically low levels Credit Quality Net Charge-offs & Provision for Credit Losses Delinquencies to Period-end Total Loans Continuing Operations 0.11% 0.12% 0.16% 0.15% 0.14% 0.05% 0.04% 0.04% 0.05% 0.05% 1Q22 2Q22 3Q22 4Q22 1Q23 30 – 89 days delinquent 90+ days delinquent

Credit Quality: Prudently Managing CRE

We have meaningfully de-risked our business by repositioning our commercial real estate (CRE) portfolio following the global financial crisis
➔ Key's CRE exposure has declined significantly, and we remain rigorously focused on managing risk

Repositioned Portfolio

Key has significantly reduced total CRE exposure and rebalanced the portfolio away from construction, focusing on relationship lending with owners and operators

CRE Loans as a % of Total[1]



26%
14%
12%
16%
14%
2%
Pre-Crisis (2006)
2022
Construction
Commercial Mortgage

Stressed Scenario Losses

Key's latest stress test results were top quartile vs. peers ➔ Key derives a distinctive risk management capability from our CRE loan servicing business, which provides us with unique sector insights

2022 Projected CRE Losses as % of Total[2]



8.2%
11.5%
Key
Peer Median

(1) Source: FFIEC 031 Call Report, Schedule RC-C, data as of 12/31/2006, 12/31/2022; (2) Source: Federal Reserve Bank 2022 Stress Test Results, peers exclude CMA, ZION as they were not subject to 2022 stress tests

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Liquidity

Prudent management – capacity comfortably exceeds the level of uninsured deposits

Additional Available Liquidity

$ in billions, as of 3/31/2023

Liquidity Sources	
Federal Reserve Cash Balance	~$8
Unpledged Investment Securities	~16
Available FHLB Borrowing Capacity	~7
Fed Availability	~45
Total	~$76
Vs. Uninsured / Uncollateralized Deposits[1]	~$49

(1) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries

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9.4% 9.2% 9.1% 9.1% 9.1% 1Q22 2Q22 3Q22 4Q22 1Q23 $5.5 $4.3 $3.3 1 2 3 (1) 3/31/23 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision 17 Strong, stable position within targeted range, with significant AOCI accretion expected over the next 7 quarters Capital Common Equity Tier 1(1) Illustrative, $ in billions Projected AOCI Accretion Target operating range: 9% - 9.5% ▪ Priorities remain unchanged: focused on organic growth and dividends ▪ Increased dividend 5% to $.205 per common share in 4Q22 3/31/23 12/31/24 ~40% Burn down ~90% from maturities and cash flows, ~10% due to rate benefit 12/31/23

Full Year 2023 (vs. Full Year 2022) 18 Average Balance Sheet • Loans: up 6% - 9% • Deposits: flat to down 2% Net Interest Income (TE) • Net interest income: down 1% - 3% (previously up 1% - 4%) Noninterest Income • Noninterest income: down 1% - 3% Noninterest Expense • Noninterest expense: relatively stable – including $64MM of charges in 1Q23 related to expense actions Credit Quality • Net charge-offs to average loans: 25 – 30 bps Taxes • GAAP tax rate: 20% - 21% (previously 19% - 20%) Long-term Targets Positive operating leverage Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 16% - 19% Cash efficiency ratio: 54% - 56% Note: Guidance range: relatively stable: +/- 2% 2023 Outlook Updated Guidance (as of 4/20/2023) ➔ Changes reflected in red

Appendix

Commercial Loan Portfolio Detail

Total Commercial Loans

$ in millions		3/31/23	% of total loans
Commercial and industrial	$	60,565	50%
Commercial real estate		18,938	16
Commercial lease financing		3,763	3
Total Commercial	$	83,266	69%

Portfolio Highlights

- Target specific client segments focused in seven industry verticals
- Experienced bankers with deep industry expertise
- Focused on high quality clients
- Credit quality metrics remain strong and stable
  - Disciplined, consistent underwriting
  - Active surveillance with ongoing portfolio reviews
  - Dynamic assessment of ratings migration



82% commercial bank credit exposure from relationship[1] clients



~56% of C&I portfolio is investment grade

(1) Relationship client is defined as having two or more of the following: credit, capital markets, or payments

Targeted Industry Verticals

Consumer, Healthcare, Technology, Energy, Industrial, Real Estate, Public Sector

Commercial & Industrial (C&I)

- Solid middle market portfolio, high-quality borrowers
- Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise
- Small, stable leveraged portfolio: ~2.2% of total loans
- C&I loan utilization: 32% in 1Q23

Commercial Real Estate (CRE)

- Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships
- Significantly scaled back construction portfolio from pre-global financial crisis (42% in 2008 → 13% in 2022)
- Focused on relationships with select owners and operators
- Strategic focus in multifamily, primarily affordable housing

20

Commercial Real Estate Loan Portfolio Detail Key has limited exposure to riskier asset classes like office, lodging, and retail Portfolio by Asset Class Office Loan Detail 21 $ in millions, non-owner occupied 3/31/23 % of total loans Multifamily $ 8,934 7% Industrial 824 <1 Retail 1,253 1 Seniors Housing 905 <1% Office 950 <1% Class B and C Office in Central Business Districts 128 N/A Lodging 212 <1% Other 2,130 1.8 Total Non-owner Occupied Commercial Real Estate $ 15,208 13% (1) Source: 10-K filing data as of 12/31/2022 – peers include JPM, BAC, USB, PNC, WFC, MTB, CFG, and ZION, as others do not report data on office balances 0.8% 2.9% Key Peer Median ▪ $30% to mature in 2023 ($285MM) ▪ $0 non-owner occupied construction ▪ Delinquencies: ▪ 30 – 89 Day: 0.05% ▪ 90+ day: 0.01% 39% 17%13% 30% $950 Build to Suit Central Business District - Other Suburban $ in millions Office Loans as a Portion of Total Loans (1) Highlights Central Business District - Class B and C

(1) From continuing operations 22 Metric(1) 1Q23 4Q22 3Q22 2Q22 1Q22 Delinquencies to EOP total loans: 30-89 days .14% .15% .16% .12% .11 % Delinquencies to EOP total loans: 90+ days .05 .05 .04 .04 .05 NPLs to EOP portfolio loans .35 .32 .34 .38 .41 NPAs to EOP portfolio loans + OREO + Other NPAs .37 .35 .36 .41 .44 Allowance for credit losses to period-end loans 1.38 1.31 1.15 1.13 1.19 Allowance for credit losses to NPLs 398 404 343 297 290 Credit Quality Nonperforming Loans $439 $429 $390 $387 $416 .41% .38% .34% .32% .35% 1Q22 2Q22 3Q22 4Q22 1Q23 NPLs NPLs to period-end loans $ in millions

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs(3) / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	3/31/23	1Q23	1Q23	1Q23	3/31/23	3/31/23	3/31/23	3/31/23
Commercial and industrial(1)	$ 60,565	$ 60,281	$ 27	.18%	$ 170	$ 605	1.00%	355.88%
Commercial real estate:								
Commercial Mortgage	16,348	16,470	5	.12	59	218	1.33	369.49
Construction	2,590	2,525	-	-	-	28	1.08	-
Commercial lease financing(2)	3,763	3,783	(2)	(.21)	1	33	.88	N/M
Real estate – residential mortgage	21,632	21,436	(1)	(.02)	75	212	.98	282.67
Home equity	7,706	7,879	-	-	104	96	1.25	92.31
Consumer direct loans	6,359	6,439	9	.57	3	116	1.82	N/M
Credit cards	969	983	8	3.30	3	71	7.33	N/M
Consumer indirect loans	39	41	(1)	9.89	1	1	2.56	100.00
Continuing total	$ 119,971	$ 119,837	$ 45	.15%	$ 416	$ 1,380	1.15%	331.73%
Discontinued operations	407	418	1	0.97	3	19	4.67	633.33
Consolidated total	$ 120,378	$ 120,255	$ 46	.16%	$ 419	$ 1,399	1.16%	333.89%

(1) Loan balance includes $185 million of commercial credit card balances at March 31, 2023; (2) Commercial lease financing includes receivables held as collateral for a secured borrowing of $6 million at March 31, 2023. Principal reductions are based on the cash payments received from these related receivables; (3) Net loan charge-off amounts are annualized in calculation

23

$2.6 $3.2 $1.9 $1.0 $0.6 1Q22 2Q22 3Q22 4Q22 1Q23 Origination Volume $820 $445 $194 $118 $100 1Q22 2Q22 3Q22 4Q22 1Q23 Origination Volume $ in millions $ in billions Note: Table may not foot due to rounding (1) Indirect auto portfolio was sold on 9/10/21 ▪ High-quality client base: targeting healthcare professionals ▪ Expands Key’s digital reach and consumer franchise nationally through targeted scale (doctor/dentist clients in all 50 states) ▪ Expanded to hospitals in 2023 and have signed contracts with two of the Top-25 hospital systems in the U.S. ▪ Launched new, fee-based Income Driven Repayment Student Loan Product with early results outpacing expectations 24 $ in millions 3/31/23 % of total loans WA FICO at origination Consumer mortgage $ 21,632 18% 759 Home equity 7,706 6 810 Consumer direct 6,359 5 741 Credit card 969 1 793 Consumer indirect(1) 39 N/A N/A Total Consumer $ 36,705 31% 771 Consumer Loan Portfolio Detail Consumer Mortgage Total Consumer Loans Laurel Road

$0.5 $0.4 $0.7 $1.5 $2.6 $2.9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 (1) Loan statistics based on 3/31/2023 ending balances; (2) Deposit statistics based on 3/31/2023 average balances; (3) Yield is calculated on the basis of amortized cost; (4) Includes ~$300MM of Treasuries maturing in 1Q25 Loan Composition(1) Deposit Mix(2) ▪ Attractive business model with relationship-oriented lending franchise − Distinctive commercial capabilities drive C&I growth and ~64% floating-rate loan mix − Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile ▪ Investment portfolio positioned to provide liquidity and enhance returns while benefiting from higher reinvestment rates − Objectives include investing in mortgage-backed securities with lower prepayment risks and limited exposure to unamortized premiums − ~$9Bn in short-dated Treasury maturities provide near-term upside to higher rates 25 Noninterest- bearing 27% Interest- bearing 73% WA yield on portfolio 0.43% $7.2 $7.3 $7.9 $8.3 $8.9 $44.9 $43.0 $42.3 $39.2 $39.2 1.64% 1.75% 1.85% 1.91% 1.98% 1Q22 2Q22 3Q22 4Q22 1Q23 Average AFS securities Average yield(3)Average HTM securities $ in billions Average Total Investment Securities Balance Sheet Management Detail 1Q23 Balance Sheet Highlights Highlights $ in billions .48% .44% .45% .29%.17%.28% $52.1 $50.3 $50.2 $47.5 Short-term Treasury Maturities(4) $48.1 Prime 8% 1M LIBOR 8% 3M LIBOR 3% Other 8% SOFR 37% Fixed 36%

(1) Non-zero loan floors; (2) $5.2Bn of swaps set to mature in 2025; $9.1Bn in 2026 (3) Chart includes forward-starting swaps and floor spreads since 4Q22 ▪ Recent actions position Key to benefit from higher rates while maintaining significant upside potential ▪ Balancing desire to lock in potential benefit in the midst of macroeconomic uncertainty and an inverted yield curve − Sensitive to the level of expected tightening while preparing for potential economic weakness − Mindful towards increased levels of current and expected volatility ▪ Continually evaluating opportunities to protect and enhance NII and capital while taking a measured approach to swap replacement 26 WA Receive fixed rate (2Q23-4Q24): 0.45% Hedging Strategy Opportunistically locking in future benefit while managing downside risk Hedge Portfolio Recent ALM Hedge Actions(3) $1.7 $0.6 $2.3 $2.4 $1.3 $1.9 $1.9 $0.0 $1.0 $2.0 $3.0 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Total Cash Flow Hedges WA Receive Rate on Maturities .37% .27% .41% .34% .65% .57% .53% $2.0 $3.3 $3.5 $3.5 $2.9 $1.2 $3.3 $3.3 $2.5 ($1.0) $1.0 $3.0 $5.0 $7.0 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 2025 2026 Forward-Starting Swaps Floor Spreads • Added $3Bn of forward-starting receive fixed swaps - WA receive rate: 3.4% • Executed $3.3Bn of forward-starting floor spreads - WA buy strike: 3.4%, WA sold strike: 2.3% 1Q23 QTD Interest Rate Swap Maturities(2) $ in billions $ in billions $ in billions 3/31/23 A/LM Hedges $ 27.0 A/LM Forward Hedges 7.3 Debt Swaps 11.2 Securities Hedges 1.4 Non-zero Loan Floors 8.3

Investment Portfolio

Existing Portfolio Repricing Characteristics



$ in billions
$16.0
$13.0
$3.0
$8.0
$5.0
$3.0
$6.8
$5.0
$1.8
2023(1)
2024
2025
Projected Cash Flows & Maturities (under implied forward rates)
Floating Rate (including hedges)

Highlights

- Portfolio used for funding and liquidity management
  - Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs
  - Portfolio yield excluding short-term Treasury/Agency securities: 2.3%
- Average balances reflect redeployment of cash into higher yielding securities
  - ~85% of 1Q23 reinvestment ($1.2Bn) designated as held-to-maturity
- New investment opportunities at higher yields than runoff
  - 1Q23 purchases ~4.90% compared to ~2.0% runoff
- Portfolio constructed to enhance current returns on excess liquidity, while preserving the opportunity to capitalize on higher interest rates in the future
  - Recent Agency MBS/CMO investments constructed to limit extension risk and provide continued cash flows as rates rise (~$1.3Bn per quarter in the near-term)
  - Short-term Treasury/Agency portfolio consists of a laddered maturity profile with runoff beginning in second half of 2023
- Available for sale portfolio duration of 5.4 years at 3/31/2023 (duration including securities hedges)

(1) 2023 Projected cashflows do not include realized cashflows from 1Q23

27

28 Securities Maturity Schedule Available for Sale (AFS) Held-to-Maturity (HTM) Remaining maturity, as of March 31, 2023 $ in millions Agency Residential Collateralized Mortgage Obligations Agency Residential Mortgage- backed Securities Agency Commercial Mortgage- backed Securities Asset- backed Securities Other Total One year or less $ 10 $ - $ 5 $ 2 $ 4 $ 21 After 1 through 5 years 2,187 124 1,958 1,217 11 5,497 After 5 through 10 years 2,553 53 585 - - 3,191 After 10 years 816 - 36 - - 852 Amortized Cost 5,566 177 2,584 1,219 15 9,561 Fair Value 5,349 165 2,402 1,155 14 9,085 Remaining maturity, as of March 31, 2023 $ in millions U.S. Treasury, Agencies, and Corporations Agency Residential Collateralized Mortgage Obligations Agency Residential Mortgage- backed Securities Agency Commercial Mortgage- backed Securities Total One year or less $ 1,774 $ 59 $ 2 $ 52 $ 1,887 After 1 through 5 years 7,476 1,979 2,889 2,332 14,676 After 5 through 10 years 157 11,211 750 6,058 18,176 After 10 years 107 3,176 259 1,217 4,759 Fair Value 9,514 16,425 3,900 9,659 39,498

29 $ in millions (1) For the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, intangible assets exclude $1 million, $2 million, and $2 million, respectively, of period-end purchased credit card receivables; (2) Net of capital surplus; (3) For the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, average intangible assets exclude $1 million, $2 million, and $3 million, respectively, of average purchased credit card receivables GAAP to Non-GAAP Reconciliation 3/31/2023 12/31/2022 3/31/2022 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 14,322$ 13,454$ 15,308$ Less: Intangible assets (1) 2,836 2,844 2,810 Preferred Stock (2) 2,446 2,446 1,856 Tangible common equity (non-GAAP) 9,040$ 8,164$ 10,642$ Total assets (GAAP) 197,519$ 189,813$ 181,221$ Less: Intangible assets (1) 2,836 2,844 2,810 Tangible assets (non-GAAP) 194,683$ 186,969$ 178,411$ Tangible common equity to tangible assets ratio (non-GAAP) 4.64% 4.37% 5.96% Average tangible common equity Average Key shareholders' equity (GAAP) 13,817$ 13,168$ 16,780$ Less: Intangible assets (average) (3) 2,841 2,851 2,814 Preferred Stock (average) 2,500 2,500 1,900 Average tangible common equity (non-GAAP) 8,476$ 7,817$ 12,066$ Three months ended

30 $ in millions GAAP to Non-GAAP Reconciliation 3/31/2023 12/31/2022 3/31/2022 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 275$ 356$ 420$ Average tangible common equity (non-GAAP) 8,476 7,817 12,06621.19 Return on average tangible common equity from continuing operations (non-GAAP) 13.16% 18.07% 14.12% Return on average tangible common equity consolidated Net income (loss) attributable to Key common shareholders (GAAP) 276$ 356$ 421$ Average tangible common equity (non-GAAP) 8,476 7,817 12,066 Return on average tangible common equity consolidation (non-GAAP) 13.21% 18.07% 14.15% Cash efficiency ratio Noninterest expense (GAAP) 1,176$ 1,156$ 1,070$ Less: Intangible asset amortization 10 12 11 Adjusted noninterest expense (non-GAAP) 1,166$ 1,144$ 1,059$ Net interest income (GAAP) 1,099$ 1,220$ 1,014$ Plus: Taxable-equivalent adjustment 7 7 6 Noninterest income 608 671 676 Total taxable-equivalent revenue (non-GAAP) 1,714$ 1,898$ 1,696$ Cash eff iciency ratio (non-GAAP) 68.0% 60.3% 62.4% Three months ended